EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Big City Bagels, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-44773) of Big City Bagels, Inc. of our report dated February 22, 1999 (March 23, 1999 with respect to Note L), relating to the financial statements of Big City Bagels, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.


/s/ Richard A. Eisner & Company, LLP

RICHARD A. EISNER & COMPANY, LLP

New York, New York
March 29, 1999


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